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                                                                   EXHIBIT 10.34

                      SECURED NONRECOURSE PROMISSORY NOTE

S1,000,000                      Oakland, California         October 12, 1995

         FOR VALUE RECEIVED, the undersigned, CALYPTE BIOMEDICAL CORPORATION, a California corporation ("Maker"), promises to pay to the order of PEPGEN CORPORATION, a California corporation (together with any successors or assigns, "Payee"), having its address at 1440 Fourth Street, Berkeley, California 94710, the principal sum of One Million Dollars (S1,000,000) plus interest on the unpaid principal calculated at the rate of four percent (4%) per annum.

         This Note is made pursuant and subject to the provisions of that certain Master Stock Purchase Agreement between Maker, Payee and former preferred shareholders of Payee, dated September 19, 1995 (the "Purchase Agreement"), including but not limited to the provisions of Section 1.2(b) thereof pertaining to the redemption of the preferred stock in Payee purchased by Maker with the proceeds under this Note.

         All principal and accrued interest under this Note shall be due and payable in full not later than sixty (60) days following the earlier to occur of: (i) approval by the United States Food and Drug Administration of Payee's HIV screening assay, or (ii) completion of an initial Public Offering of Payee's stock, as that term is defined in Section 1.2(b) of the Purchase Agreement.

         All payments shall be payable to Payee at its address set forth above, or at such other place as Payee may designate from time to time in writing to Maker. All payments shall be applied first to the payment of interest due, then to the payment of other sums payable hereunder, and finally to the principal amount then remaining unpaid. This Note may be prepaid in whole or in part at any time without penalty or premium.

         Maker shall be deemed in default hereunder in the event (i) Maker shall fail to make payment of principal and accrued interest as and when due hereunder, or (ii) Maker shall fail to perform any other term, covenant or agreement Maker is obligated to perform or observe contained in this Note or the Pledge Agreement (as defined below). If an event of default is not cured within ten (10) days following written notice from Payee, then all sums owed hereunder shall, at the option of Payee, become immediately due and payable.

         Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever hereunder.

         Maker agrees to pay all costs incurred by Payee in the collection or enforcement of this Note, including reasonable attorneys' fees.
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         This Note shall be secured by Maker's pledge of shares of stock in
Payee pursuant to the terms and conditions of that certain Security and Pledge Agreement of even date herewith between Maker and Payee (the "Pledge Agreement").

         Notwithstanding any provision to the contrary in this Note or the Pledge Agreement, this Note is nonrecourse. The holder hereof shall have no recourse to any assets or properties of Maker other than the collateral that is pledged by Maker pursuant to the Pledge Agreement.

         All references herein to Maker shall be deemed to include its successors and assigns and all obligations hereunder shall be binding upon its successors and assigns. This Note shall not be assigned by the holder thereof without the written consent of Maker.

         This Note shall be interpreted and enforced in accordance with the laws of the State of California, and shall be deemed to have been executed and delivered in the State of California.

                                       "Maker"

                                       CALYPTE BIOMEDICAL CORPORATION,
                                       a California Corporation


                                       By: /s/ JACK DAVIS
                                          ------------------------------

                                     Name:   Jack Davis
                                          ------------------------------


                                      Its:  President
                                          ------------------------------



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                         SECURITY AND PLEDGE AGREEMENT


         THIS SECURITY AND PLEDGE AGREEMENT ("Agreement") is made and entered into as of September 19, 1995, by and among PEPGEN CORPORATION, a California corporation ("Pledgee"), CALYPTE BIOMEDICAL CORPORATION, a California corporation ("Pledgor") and WENDEL, ROSEN, BLACK & DEAN ("Pledge Holder").

                                    RECITALS

         A. Pledgor and Pledgee entered into that certain Master Stock Purchase Agreement, dated September 19, 1995, whereby Pledgor purchased from Pledgee 3,041,406 shares of Series A Preferred Stock of Pledgee (the "Shares").

         B. The purchase price for the Shares was paid in part by delivery of Pledgor's Secured Nonrecourse Promissory Note, dated of or about even date herewith, in the principal sum of One Million Dollars ($1,000,000), a copy of which is attached hereto as Exhibit A (the "Note").

         C. Pledgor has agreed to secure its obligations under the Note with a pledge of the Shares, subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the above recitals of fact and the mutual covenants and obligations set forth herein, the parties hereby agree as follows:

                                AGREEMENT

         1. Appointment and Powers of Pledge Holder. Pledgor and Pledgee appoint Pledge Holder for the purposes set forth in this Agreement. Each of Pledgor and Pledgee hereby constitutes and appoints Pledge Holder as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Pledge Holder may reasonably deem necessary or appropriate to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, that being Pledge Holder's rights and duties under this Agreement.

         2. Pledge. As security for payment and performance of the Note, Pledgor hereby pledges and grants to Pledgee a security interest in (i) the Shares, and (ii) any warrants, options, or additional shares of Pledgee at any time and from time to time receivable or otherwise distributable in respect of, in exchange for or in substitution for any of the Shares, together with any proceeds thereof (collectively, the "Collateral"). Pledgor herewith deposits with Pledge Holder the Shares as represented by certificate no. PA-15, accompanied by stock powers executed in blank with respect thereto, which Shares and stock powers are to be held by Pledge Holder for use in accordance with the terms and provisions of this Agreement. Pledge





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Holder may, but need not, have the Shares registered in its name as Pledge
Holder pursuant to this Agreement.

         3. Remedy Upon Default. In the event of default by Pledgor under the Note and its failure to be cured in accordance with the terms thereof, Pledgee's sole and exclusive remedy shall be to retain the Collateral in satisfaction of Pledgor's obligations to Pledgee hereby secured. Pledgee shall exercise this remedy by providing written notice thereof to Pledge Holder.
Upon receipt of such notice from Pledgee, Pledge Holder shall deliver to Pledgee the Shares, any accompanying stock powers, and any other Collateral held by Pledge Holder. Pledgee acknowledges that: (i) Pledgor's obligations under the Note are non-recourse; and (ii) the foregoing remedy constitutes Pledgee's only remedy in the event of default by Pledgor under the Note.

         4. Waiver of Law. Except as otherwise expressly specified in this Agreement, ail of the provisions of law governing the retention of pledged property and prescribing the conditions, demands, and notice of mailing with respect thereto are hereby expressly waived by Pledgor.

         5. Nonwaiver. Should Pledge Holder postpone any action to be taken hereunder, or accept a payment on a date beyond the due date of the Note, such action shall not constitute a waiver of any of the rights of Pledgee hereunder or under the Note.

         6. Assignment. This Agreement may be assigned by Pledgee only in connection with an assignment of the Note as may be permitted thereunder.

         7. Enforcement. Should Pledgee be required to bring an action in law or in equity against Pledgor for the enforcement of any of the provisions of this Agreement, for the recovery of damages for breach of this Agreement or to resolve a controversy arising hereunder, then the losing party shall pay the costs of the prevailing party arising out of such action, including reasonable attorneys' fees.

         8. Voting; Dividends. Voting rights to the Collateral are to be retained by Pledgor during the existence of this Agreement and so long as no default occurs under the Note. Upon any default under the Note, Pledgee shall, in addition to any other remedies permitted hereunder, be entitled to vote all shares held by Pledge Holder until such time as the default is cured by payment of the amount in default. Pledgor grants Pledgee an irrevocable proxy right to vote the Collateral in such case, which proxy is coupled with an interest, that being Pledgee's rights hereunder. Any and all cash dividends declared and paid on the Collateral during the term of this Agreement shall be paid to Pledgor, so long as Pledgor is not in default under the Note.

         9. Release of Collateral. Upon payment of any portion of the principal sum under the Note, Pledge Holder shall deliver to Pledgor that percentage of the Collateral equal to the percentage of the principal of the Note represented by that particular payment. When all sums of principal and interest under the Note have been paid full, all Collateral held by Pledge Holder

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shall be delivered to Pledgor, and this Agreement shall be terminated.  The
Collateral shall be released by Pledge Holder only after written notice from Pledgee or such other holder of the Note (or upon adequate proof submitted by Pledgor) that payment of principal and/or interest, as applicable, has been made as required hereunder.

         10. Release of Pledge Holder. Pledgor and Pledgee hereby release Pledge Holder from any liability arising from Pledge Holder's performance hereunder, except liability for acts of gross negligence or willful misconduct. Without limiting the preceding sentence, Pledge Holder shall not be liable for failure of any of the conditions of the pledge or for failure to ascertain the terms or conditions, or comply with, any of the provisions of any agreement or other document referred to in this Agreement nor shall Pledge Holder be liable for the wrongful assertion by either Pledgor or Pledgee of its or their rights and/or remedies hereunder. Pledge Holder shall not be liable for forgeries or impersonations. Should any controversy arise between the parties hereto, or with any third person, Pledge Holder shall not be required to determine the same or take any action, but may await the settlement of such controversy by appropriate legal proceedings. Pledgor and Pledgee hereby agree to and shall indemnify, protect, defend and hold harmless Pledge Holder and its partners, agents, employees, directors, officers, and principals from all liabilities, obligations, losses, damages, actions, suits, costs and expenses (including, without limitation, attorneys' fees) of whatever kind or nature imposed on, incurred by, or asserted against Pledge Holder which are in any way related to or arise out of the execution and delivery of this Agreement or any action taken hereunder by Pledge Holder.

         11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given to any party if delivered by hand, telexed, telecopied or mailed (certified or registered mail), with postage prepaid, to the parties at the addresses set forth on the signature pages hereof, or such other address as a party shall furnish to the others in writing.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts thereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as signatories.

         13. Binding Effect. All powers, rights and privileges hereinabove given are to apply to and bind the heirs, executors and administrators of the parties hereto.

         14. Further Cooperation. Each party to this Agreement agrees to execute and deliver such further documents and do such further acts and things as may be reasonably necessary to effectuate the purposes of this Agreement.

         15. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California.



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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PLEDGOR:                                PLEDGEE:

CALYPTE BIOMEDICAL CORPORATION,         PEPGEN CORPORATION,
a California corporation                a California corporation

By: /s/ JACK DAVIS                      By: /s/ C.P. LIN
   ---------------------------             ---------------------------

Name: Jack Davis                        Name: C. P. Lin
     -------------------------               -------------------------

Title:  President                       Title:  President
      ------------------------                ------------------------

Address:  1440 Fourth Street            Address:  19481 Pompano Lane, #104
          Berkeley, CA 94710                      Huntington Beach, CA 92648


PLEDGE HOLDER:

WENDEL, ROSEN, BLACK & DEAN

By: /s/ PETER PANG
   ---------------------------

Name: Peter Pang
   ---------------------------

Address:  1111 Broadway, 24th Floor
          Oakland, CA 94607



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                                   EXHIBIT A
                                       TO
                         SECURITY AND PLEDGE AGREEMENT

                                  (to follow]





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